Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Controladora Vuela Compañía de Aviación, S.A.B. de C.V., a sociedad anonima bursatil de capital variable under the laws of Mexico (the “Company”), do hereby certify that, to the best of such officers’ knowledge:

1.	The accompanying report of the Company on Form 20-F for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2026

By:	/s/ Enrique Javier Beltranena Mejicano
Enrique Javier Beltranena Mejicano President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jaime E. Pous
Jaime E. Pous Senior Vice President and Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Controladora Vuela Compañía de Aviación, S.A.B. de C.V. and will be retained by Controladora Vuela Compañía de Aviación, S.A.B. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.